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                 Consent of the New York Mercantile Exchange

          Reference is made herein to the Registration Statement of Statia Terminals Group N.V. with respect to the issuance of 7,600,000 shares of common stock.

          The undersigned hereby consents to the use of its name and the information attributed to it on page 54 of the Form S-1 Registration Statement.

                                            New York Mercantile Exchage



Date: 2/12/99                               Signature: /s/ Christopher K. Bowen
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                                            Printed Name: Christopher Bowen
                                                         -----------------------

                                            Title: Senior VP and General Counsel
                                                  ------------------------------

                         STATIS TERMINALS GROUP N.V.